Exhibit 10.6
SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement Agreement” or the “Agreement”) is executed as of February 19, 2015, but effective as of January 1, 2015 (the “Effective Date”) and entered into by and between MIE Jurassic Energy Corporation (“MIEJ”), PEDEVCO Corp. (“PEDEVCO”), and Pacific Energy Development Corp. (“PEDCO”), a wholly-owned subsidiary of PEDEVCO (PEDCO and PEDEVCO are collectively referred to herein as the “Company”).  This Agreement is made in consideration of the following facts:

WHEREAS, MIEJ and PEDCO jointly own 100% of the membership interests in Condor Energy Technology LLC (“Condor”), with MIEJ holding 80% of the ownership therein, and with PEDCO holding 20% of the ownership therein (the “PEDCO Interest in Condor”);

WHEREAS, MIEJ has loaned to PEDCO approximately $6,170,065.27 in aggregate principal amount under that certain Amended and Restated Secured Subordinated Promissory Note, dated March 25, 2013, as amended (the “MIEJ-PEDCO Note”), with approximately $1,202,783.53 in interest accrued and unpaid as of December 31, 2014;

WHEREAS, PEDCO has loaned to Condor approximately $6,979,001.57 in aggregate principal amount under that certain Promissory Note, dated February 14, 2013 (the “Condor-PEDCO Note”), with approximately $121,636.69 in interest accrued and unpaid as of December 31, 2014;

WHEREAS, Condor owns interests in certain oil and gas leases and in five (5) horizontal wells located in Weld and Morgan Counties, Colorado, which wells are operated by Condor (collectively, the “Condor Interests”);

WHEREAS, outside of Condor, PEDCO directly owns interests in certain of the same oil and gas leases and in three (3) of the same horizontal wells (the “PEDCO Participating Wells”) located in Weld and Morgan Counties, Colorado, in which Condor owns interests, as described in greater detail in the Assignment (defined below) (such leases and such wells, collectively the “PEDCO Direct Interests”);

WHEREAS, as a working interest partner in the PEDCO Participating Wells, PEDCO owes to Condor approximately $1,853,424.31 in previous working interest expenses related to the drilling and completion of certain of the PEDCO Participating Wells (the “PEDCO WI Accrual”);

WHEREAS, MIEJ and the Company desire to restructure the MIEJ-PEDCO Note to provide for partial repayment by PEDCO thereof, extend the maturity date thereof, and restructure or discharge certain debt obligations owed by PEDCO to MIEJ and Condor, in consideration for (i) PEDCO conveying and assigning all of PEDCO’s ownership interest in Condor to MIEJ, (ii) PEDCO repaying $100,000.00 to MIEJ under the MIEJ-PEDCO Note as partial reduction of the principal amount due thereunder, (iii) PEDCO conveying and assigning the “PEDCO Direct Interests” to Condor (defined below) and (iii) certain other consideration as set forth herein;

Settlement Agreement

WHEREAS, PEDEVCO has issued certain senior secured promissory notes in favor of the Investors (the “PEDEVCO Senior Loan”); and

WHEREAS, MIEJ and the Company now desire to enter into this Settlement Agreement as a final and complete resolution of any existing or potential disputes, claims, causes of action or demands in connection with the MIEJ-PEDCO Note, Condor-PEDCO Note, Condor, PEDCO WI Accrual, and all matters related thereto, and to provide for the entry into a new Amended and Restated Secured Subordinated Promissory Note by and between PEDCO and MIEJ as described herein (the “Amended and Restated Note”), and the Investors and the Agent desire to approve and consent to the matters set forth herein as the senior secured lenders of the Company.

NOW, THEREFORE, for and in consideration of the mutual benefits of the parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.    Purchase and Sale of Interests

1.1.           Purchase and Sale of PEDCO Interest in Condor.  Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and conditions herein contained, on the Closing Date (as hereinafter defined), PEDCO shall sell, convey, assign, transfer and deliver to MIEJ and MIEJ shall purchase, the PEDCO Interest in Condor (the “Condor Sale”).  The Condor Sale shall be effected pursuant to the Membership Interest Purchase Agreement, in substantially the form attached hereto as Exhibit A (the “Condor Purchase Agreement”).  In addition to effecting the Condor Sale and related matters, the Condor Purchase Agreement shall provide for the [cancellation of the Condor-PEDCO Note, and the full satisfaction of the PEDCO WI Accrual] and certain other amounts due and owing by PEDCO and affiliated entities to Condor.

1.2.           Purchase and Sale of PEDCO Direct Interests.  Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and conditions herein contained, on the Closing Date, PEDCO shall sell, convey, assign, transfer and deliver to MIEJ and MIEJ shall purchase, the PEDCO Direct Interests (the “PEDCO Direct Interests Sale”).  The PEDCO Direct Interests Sale shall be effected pursuant to the an Assignment, Bill of Sale and Conveyance, in substantially the form attached hereto as Exhibit B (the “Assignment”).

1.3.           Acknowledgement of Valuation of Interests Conveyed.  Each of MIEJ, PEDCO and PEDEVCO agree and acknowledge that the aggregate value of (i) the PEDCO Interest in Condor and (ii) the PEDCO Direct Interests shall be $4,200,000.00 for purposes of the transactions contemplated by this Agreement, the Condor Purchase Agreement, and the Assignment, and the related agreements contemplated hereby and thereby (the “Asset Valuation”).

Settlement Agreement

2.    Amendment and Restatement of MIEJ-PEDCO Note.

2.1.           Principal Repayment by PEDCO.  On the Closing Date, PEDCO shall pay a sum of $100,000.00 (the “PEDCO Repayment”) to MIEJ under the MIEJ-PEDCO Note, which shall be applied (dollar for dollar) as a partial repayment of the principal amount due under the MIEJ-PEDCO Note immediately prior to the Closing Date and the entry into the Amended and Restated Note (defined below).

2.2.           Amended and Restated Note.  Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and conditions herein contained, on the Closing Date, MIEJ and PEDCO shall amend and restate the MIEJ-PEDCO Note in full, in substantially the form attached hereto as Exhibit C (the “Amended and Restated Note”), with a principal amount as set forth therein as calculated on Schedule A attached hereto.

2.3.           Confirmation of Amounts Due.   On the Closing Date and upon the entry into the agreements contemplated by this Agreement, MIEJ agrees and acknowledges that the total amount due and owing by PEDCO, PEDEVCO and its affiliated companies shall equal the principal amount due under the Amended and Restated Note, which amount shall reflect the PEDCO Repayment made on the Closing Date.

3.    Senior Loan Principal Repayment.  MIEJ shall repay on behalf of PEDEVCO $500,000.00 to the Investors on the Closing Date, pro rata with the principal amount of each Investor note (the “Senior Loan Principal Repayment”), which Senior Loan Principal Repayment shall be applied (dollar for dollar) as partial repayment of the principal amount due under the PEDEVCO Senior Loan.

4.    Mutual Releases; Confirmations.

4.1.           MIEJ and Condor Release of the Company.  Subject to the terms and provisions contained in this Settlement Agreement, MIEJ (and MIEJ on behalf of its wholly-owned subsidiary Condor as of the Effective Time) does hereby release, acquit and forever discharge the Company and its predecessors and successors in interest, parents, subsidiaries, affiliates, and assigns; and its past and present officers, directors, agents, representatives, servants, employees, and attorneys; from every claim, demand or cause of action of whatsoever nature, whether in contract or in tort, whether known or unknown, including negligence and gross negligence claims, arising on or before the Closing Date in connection with any matter whatsoever, but including and not limited to Condor, the MIEJ-PEDCO Note, the Condor-PEDCO Note and the PEDCO WI Accrual, but excluding for all purposes amounts due under the Amended and Restated Note and except for claims under, and the terms and conditions of, this Agreement.

4.2.           The Company’s Release of MIEJ and Condor.  Subject to the terms and provisions contained in this Settlement Agreement, the Company does hereby release, acquit and forever discharge MIEJ and Condor and MIEJ’s predecessors and successors in interest, parents, subsidiaries, affiliates, and assigns; and its past and present, officers, directors, agents, representatives, servants, employees, and attorneys; from every claim, demand or cause of action of whatsoever nature, whether in contract or in tort, whether known or unknown, including negligence and gross negligence claims, arising on or before the Closing Date in connection with any matter whatsoever, except for claims under, and the terms and conditions of, this Agreement.

Settlement Agreement

4.3.           Assumption of Risk.  Except to the extent of another Party’s fraud or gross negligence, each of the Company, MIEJ and Condor expressly accepts and assumes the risk that if facts or laws pertinent to matters covered by this Settlement Agreement are found to be other than or different from the facts or laws now believed or assumed to be true or applicable, this Settlement Agreement shall nevertheless remain effective and in full force.

4.4.           Forgiveness of MIEJ-PEDCO Note, the Condor-PEDCO Note and the PEDCO WI Accrual. MIEJ agrees that the payment of the PEDCO Repayment, Senior Loan Principal Repayment and the entry into the Amended and Restated Note, will completely satisfy the amount owed to MIEJ under and in connection with the MIEJ-PEDCO Note, the Condor-PEDCO Note and the PEDCO WI Accrual and that upon the payment in full of the PEDCO Repayment and the Senior Loan Principal Repayment and the entry into the Amended and Restated Note: (i) the Company shall be released from any further obligation under or in connection with the MIEJ-PEDCO Note, the Condor-PEDCO Note and the PEDCO WI Accrual; and (ii) the MIEJ-PEDCO Note, the Condor-PEDCO Note and the PEDCO WI Accrual shall be considered terminated and cancelled.  Each of the Parties agrees that there are no further amounts due or owing between Condor, on the one hand, and PEDEVCO, PEDCO or any affiliate of either of them on the other hand, whether evidenced in writing or not, or recorded on balance sheet or not and fullly releases and discharges any claim whatsoever with respect to any such amount.

4.5.           No Prior Assignments.  The parties hereto represent that each has not assigned, in whole or in part, any claim, demand and/or causes of action against any other party, or their parents, subsidiaries, affiliates, and assigns; and its past, present, and future officers, directors, agents, representatives, servants, employees, and attorneys to any Person prior to such party’s execution of this Agreement.

4.6.           Prior Default Notice Withdrawn. Notwithstanding the other terms and condtions of this Section 4, MIEJ waives any alleged prior default and withdraws the notice of alleged default provided by MIEJ to the Company on October 8, 2014.

5.    Representations and Warranties of the Company.  The Company represents and warrants to MIEJ as follows:

5.1.           Organization, Standing and Power.  PEDCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and PEDEVCO is a corporation duly organized, validy existing and in good standing under the laws of the State of Texas.  Each of PEDEVCO and PEDCO have the requisite corporate power and authority to own and operate its properties and to execute and deliver, and perform its obligations under, this Settlement Agreement and each of the other Ancillary Documents to which the Company is (or is to be) a party.  For purposes of this Settlement Agreement, “Ancillary Documents” shall mean a) this Settlement Agreement, b) the Condor Sale Agreement, c) the Assignment, d) the Amended and Restated Note, and e) all other documents, instruments and certificates delivered pursuant hereto or thereto or in connection herewith or therewith.

Settlement Agreement

5.2.           Authority; Binding Agreement.  The execution and delivery by the Company of this Settlement Agreement and each of the other Ancillary Documents to which the Company is (or is to be) a party, the performance by the Company of its obligations hereunder and thereunder have been duly and validly authorized by all necessary action on the part of the Company and the Company has all necessary power and authority with respect thereto.  Each of the Ancillary Documents to which the Company is (or is to be) a party will be when executed and delivered by the Company the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies (collectively, “Enforceability Exceptions”).

5.3.           Noncontravention.  Neither the execution and delivery by the Company of the Ancillary Documents to which the Company is (or is to be) a party, nor the performance by the Company of its obligations thereunder will (nor with the giving of notice or the lapse of time or both would) f) conflict with or result in a breach of any provision of (1) any contract, agreement or understanding (“Contracts”) to which the Company is a party or bound or any other obligation of the Company to any Person, or (2) the certificate of incorporation, by-laws or other organizational documents of the Company, in each case as amended to date, g) obligate the Company or MIEJ to pay any compensation to any Person, except as provided for herein, or h) constitute a violation of any Legal Requirement (as defined below) applicable to the Company, except in the case of clauses (a)(i) and (c), for such conflicts, breaches and violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or impair the ability of the Company to perform its obligations as set out in the Ancillary Documents to which it is (or is to be) a party.  For purposes of this Agreement, a) “Legal Requirements” shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Authority (as defined herein) and b) “Affiliate” of any Person means any Person which, directly or indirectly controls or is controlled by that Person, or is under common control with that Person, and “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise. “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, business or statutory trust, trust, union, association, instrumentality, Governmental Authority (as defined below) or other entity, enterprise, authority, or unincorporated entity.

5.4.           Consents.  No consent, approval, waiver, notice, order, or authorization of, or registration, qualification, designation, declaration, recording or filing with, any federal, state, local, municipal or foreign governmental authority, quasi-governmental authority (including any trademark registry or office or other governmental agency, commission, public authority, branch, department or official, and any court or other tribunal) or body exercising, or entitled to exercise, any governmentally derived administrative, executive, judicial, legislative, policy, regulatory or taxing authority, or any self-regulatory organization, administrative or regulatory agency, commission, tribunal or authority, except for where applicable, the consent of the NYSE MKT (each, a “Governmental Authority”) or any other Person is required in connection with the execution and delivery by the Company of the Ancillary Documents to which the Company is (or is to be) a party, the performance by the Company of its obligations thereunder or the consummation by the Company of the transactions contemplated thereby.

Settlement Agreement

5.5.           No Actions.  No claim, action, suit, arbitration, inquiry, litigation or investigation or other proceeding is pending or, to the Company’s knowledge, threatened against the Company c) which questions the validity of the Ancillary Documents to which the Company is (or is to be) a party or the right of the Company to enter into any Transaction Document to which it is (or is to be) a party or to perform its obligations thereunder, or c) which would, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or impair the ability of the Company to perform its obligations under any of the Ancillary Documents to which the Company is (or is to be) a party.  The Company is not a party to or subject to any writ, order, decree, injunction or judgment of any Governmental Authority that would materially adversely affect the Company or the performance by the Company of its obligations under any of the Ancillary Documents to which it is (or is to be) a party.  There is no action or proceeding pending or contemplated to dissolve the Company.  The Company is not insolvent or otherwise unable to pay its debts as they fall due and no proceedings against the Company are pending or, to the best knowledge of the Company, contemplated under applicable bankruptcy, insolvency, reorganization and moratorium laws and principles of equity, affecting enforcement of creditors rights generally.

5.6.           Brokerage.  No investment banker, broker, finder or other intermediary was engaged by or dealt with the Company in connection with any of the transactions contemplated by this Agreement that would impose a cost or liability on or have an adverse effect on MIEJ.

5.7.           Compliance with Laws.  The Company is in compliance with applicable Legal Requirements, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or impair the ability of the Company to perform its obligations as set out in the Ancillary Documents to which it is a party, and has not received any allegation to the contrary.

6.    Representations and Warranties of MIEJ.  MIEJ represents and warrants to the Company as follows:

6.1.           Organization, Standing and Power.  MIEJ is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands.  MIEJ has the requisite corporate power and authority to own and operate its properties and to execute and deliver, and perform its obligations under, this Settlement Agreement and each of the other Ancillary Documents to which MIEJ is (or is to be) a party.

Settlement Agreement

6.2.           Authority; Binding Agreement.  The execution and delivery by MIEJ of this Settlement Agreement and each of the other Ancillary Documents to which MIEJ is (or is to be) a party, the performance by MIEJ of its obligations hereunder and thereunder have been duly and validly authorized by all necessary action on the part of MIEJ and MIEJ has all necessary power and authority with respect thereto.  Each of the Ancillary Documents to which MIEJ is (or is to be) a party will be when executed and delivered by MIEJ the legal, valid and binding obligations of MIEJ, enforceable against MIEJ in accordance with their respective terms, except as the same may be limited by the Enforceability Exceptions.

6.3.           Noncontravention.  Neither the execution and delivery by MIEJ of the Ancillary Documents to which MIEJ is (or is to be) a party, nor the performance by MIEJ of its obligations thereunder will (nor with the giving of notice or the lapse of time or both would) c) conflict with or result in a breach of any provision of (1) any Contract to which MIEJ is a party or bound or any other obligation of MIEJ to any Person, or (1) the certificate of incorporation, by-laws or other organizational documents of MIEJ, in each case as amended to date, d) obligate the Company or MIEJ to pay any compensation to any Person, or d) constitute a violation of any Legal Requirement applicable to MIEJ, except in the case of clauses 5.3(a)(i) and 5.3(c), for such conflicts, breaches and violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on MIEJ or impair the ability of MIEJ to perform its obligations as set out in the Ancillary Documents to which it is (or is to be) a party.

6.4.           Consents.  No consent, approval, waiver, notice, order, or authorization of, or registration, qualification, designation, declaration, recording or filing with, any Governmental Authority or any other Person is required in connection with the execution and delivery by MIEJ of the Ancillary Documents to which MIEJ is (or is to be) a party, the performance by MIEJ of its obligations thereunder or the consummation by MIEJ of the transactions contemplated thereby.

6.5.           No Actions.  No claim, action, suit, arbitration, inquiry, litigation or investigation or other proceeding is pending or, to MIEJ’s knowledge, threatened against MIEJ c) which questions the validity of the Ancillary Documents to which MIEJ is (or is to be) a party or the right of MIEJ to enter into any Transaction Document to which it is (or is to be) a party or to perform its obligations thereunder, or c) which would, either individually or in the aggregate, reasonably be expected to have a material adverse effect on MIEJ or impair the ability of MIEJ to perform its obligations under any of the Ancillary Documents to which MIEJ is (or is to be) a party.  MIEJ is not a party to or subject to any writ, order, decree, injunction or judgment of any Governmental Authority that would materially adversely affect MIEJ or the performance by MIEJ of its obligations under any of the Ancillary Documents to which it is (or is to be) a party.  There is no action or proceeding pending or contemplated to dissolve MIEJ.  MIEJ is not insolvent or otherwise unable to pay its debts as they fall due and no proceedings against MIEJ are pending or, to the best knowledge of MIEJ, contemplated under applicable bankruptcy, insolvency, reorganization and moratorium laws and principles of equity, affecting enforcement of creditors rights generally.

6.6.           Brokerage.  No investment banker, broker, finder or other intermediary was engaged by or dealt with MIEJ in connection with any of the transactions contemplated by this Agreement that would impose a cost or liability on or have an adverse effect on the Company.

Settlement Agreement

6.7.           Compliance with Laws.  MIEJ is in compliance with applicable Legal Requirements, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on MIEJ or impair the ability of MIEJ to perform its obligations as set out in the Ancillary Documents to which it is a party, and has not received any allegation to the contrary.

7.    Cooperation/Further Assurances.  From and after the date hereof, each of the parties hereto hereby agrees:  i) to fully cooperate with the other party hereto in preparing and filing any notices, applications, reports and other instruments and documents and i) to execute, acknowledge, deliver, file and/or record, or cause such other parties to the extent permitted by law to execute, acknowledge, deliver, file and/or record such other documents, which may be required by this Agreement or which are desirable in the reasonable opinion of any of the parties hereto, or their respective legal counsel, to consummate the transactions contemplated by this Agreement.

8.    The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at 10:00 A.M. (California time) at the offices of the Company on the date hereof, or at such other time, place and date as MIEJ and the Company shall mutually agree in writing.  The date upon which the Closing occurs is referred to herein as the “Closing Date”.

8.1.           Conditions Precedent.  The obligation of the parties to consummate the transactions contemplated hereby is subject to the satisfaction or waiver by the parties, on or before the Closing, of the following conditions precedent:

(a)           No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority and remain in effect at the Closing Date which prohibits, and no preliminary or permanent injunction or other order shall be pending or threatened which would prohibit, the consummation of the transactions contemplated by the Ancillary Documents or which has or would have the effect of making the transactions contemplated by the Ancillary Documents illegal (each party agreeing to use its commercially reasonable efforts to have any such issued injunction or order lifted).

(b)           No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits the consummation of the transactions contemplated by the Ancillary Documents or has the effect of making the transactions contemplated by the Ancillary Documents illegal.

(c)           All representations and warranties of each of the Company and MIEJ contained herein shall be true and correct as of the Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

Settlement Agreement

(d)           Each of the Company and MIEJ shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with prior to the Closing Date.

(e)           All consents, approvals and other actions by, all notices to any Person and all notices and filings with all Governmental Authorities that are required to have been obtained, taken or made to consummate the transactions contemplated by this Agreement shall have been obtained, undertaken or made, except for such consents, approvals, notices and filings, the failure to obtain which would not have a material adverse effect on Condor after giving effect to the transactions contemplated hereby.

(f)           The Ancillary Documents shall be fully-executed by all parties thereto, and shall be fully binding, valid and enforceable upon and against the parties thereto.

(g)           PEDCO shall have made the PEDCO Repayment to MIEJ.

(h)           MIEJ shall have paid the Invesor Consent Fee to the Investors.

9.    General Provisions.

9.1.           Fees and Expenses.  Each party shall bear its own costs, fees and expenses incurred in connection with the transactions contemplated by this Agreement.

9.2.           Publicity.  MIEJ acknowledges that PEDEVCO will be required to file a Form 8-K following the Closing and that the Form 8-K rules require the disclosure of MIEJ’s name in such Form 8-K, a description of the material terms of the transactions contemplated by this Agreement and the Ancillary Documents, and the filing of this Agreement and material Ancillary Documents as exhibits thereto.

9.3.           Notices. Notices and correspondence required hereunder shall be addressed to each Party at the address set forth below and may be revised upon written notice to the other party.  Any communication is given effect hereunder upon delivery by:  (a) hand, with signed receipt; (b) registered or certified mail, return receipt requested, postage pre-paid; or (c) email transmission to the party for which it is intended, with a confirmation of receipt by a delivery confirmation reply.  Date of delivery is determined as follows: (i) hand delivery or registered mail shall be deemed given at the time of delivery, and (ii) email transmission shall be deemed to be given at the time transmission has been confirmed by a delivery confirmation reply; provided, however, that where the time of transmission falls outside the normal business hours of the recipient, delivery shall be deemed to be given at 0900 hours (recipient’s local time) on the next business day at the location of receipt.

Settlement Agreement

If to the Company:	Pacific Energy Development Corp. 4125 Blackhawk Plaza Circle, Suite 201 Danville, California 94506 Tel: (855) 733-3826 Fax: (925) 403-0703 Attention: General Counsel and Chief Financial Officer

If to MIEJ:	MIE Jurassic Energy Corporation Suite 1501, Block C, Grand Palace 5 Hui Zhong Road, Chaoyang District, Beijing 100101 P.R. China Fax: 86-10-51238223 Email: harper@mienergy.us

With a copy to:	Jones Walker LLP Attn: Steve Miller 10001 Woodloch Forest Drive The Woodlands, TX 77380 Attn: Steve Miller Email: smiller@joneswalker.com

9.4.           Amendment.  This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

9.5.           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

9.6.           Entire Agreement.  This Agreement and the agreements referred to herein constitute the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

9.7.           No Assignment.  This Agreement shall not be assigned by any party hereto, whether by operation of law or otherwise, and any such assignment shall be null and void, unless the non-assigning party consents to such assignment in writing; provided that MIEJ may, without the consent of the Company assign this Agreement to an Affiliate of MIEJ.

Settlement Agreement

9.8.           Headings.  Headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

9.9.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

9.10.         Gender and Number.  Where appropriate, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, the singular number shall be deemed to include the plural, and the plural number shall be deemed to include the singular.

9.11.         No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the party that has drafted it, is of no application and is hereby expressly waived.

9.12.         No Admission of Liability.  Each party acknowledges and agrees that this Agreement is a compromise and neither this Agreement, nor any consideration provided pursuant to this Agreement, shall be taken or construed to be an admission or concession by any party of any kind with respect to any fact, liability, or fault except as may be expressly set forth herein.

9.13.         Further Assurances. The parties (including, but not limited to the Investors) agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

9.14.         Binding Effect. This Agreement shall not be binding on any party unless and until it is executed by all parties, and upon such execution shall be binding on and inure to the benefit of each of the parties and their respective heirs, successors, assigns, directors, officers, agents, employees and personal representatives.

9.15.         Review of Agreement; Voluntarily Entering Into Agreement. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

Settlement Agreement

9.16.           Imaged Documents, Counterparts. Any document generated by the Parties with respect to this Agreement, including this Agreement, may be imaged and stored electronically (“Imaged Documents”).  Imaged Documents may be introduced as evidence in any proceeding as if such were original business records and no Party shall contest the admissibility of Imaged Documents as evidence in any proceeding.  This Agreement may be executed in counterparts, whether by facsimile, portable document format or otherwise, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

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Settlement Agreement

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date first set forth above.

MIE JURASSIC ENERGY	PACIFIC ENERGY DEVELOPMENT CORP.
CORPORATION

By: /s/Andrew Harper	By: /s/Frank C. Ingriselli
Andrew Harper, CEO	Frank C. Ingriselli, Chairman and CEO

PEDEVCO CORP.

By: /s/Frank C. Ingriselli
Frank C. Ingriselli, Chairman and CEO

 Settlement Agreement